SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

Commission File Number: 000-49620

Cobalis Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1868007 (I.R.S. Employer Identification No.)

2445 McCabe Way, Suite 150, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

(949) 757-0001
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2007, Cobalis Corp., a Nevada corporation (the "Registrant") submitted an amendment to its Articles of Incorporation for filing with the Secretary of State of Nevada to effectuate an increase in its authorized stock to 100,000,000 shares of common stock. That certificate of amendment is attached hereto as Exhibit 3.1.

ITEM 8.01 Other Events.

The amendment was approved by a vote of security holders at the Registrant’s special meeting of shareholders held on March 1, 2007. The votes were as follows: 20,609,126 votes were cast for approving the amendment, or 57.8% of the total issued and outstanding as of the record date; 254,398 votes were cast against approving the amendment, or 0.7% of the issued and outstanding; 10,589 votes abstained, or less than 0.1%; and there were 7,935,589 broker non-votes. Reference is made to the Registrant’s proxy statement on Schedule 14A filed on or about February 9, 2007.

ITEM 9.01 Exhibits

Number Description

3.1.3   Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cobalis Corp.

Date: March 1, 2007	By:	/s/ Gerald Yakatan
Title: Gerald Yakatan
Its: Chief Executive Officer

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